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                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
    the Kent Funds:



We consent to use of our name in the Statement of Additional Information included herein under the heading "Custodian, Auditors And Counsel."




/s/ KPMG LLP


Columbus, Ohio
June 19, 2000